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                             DISTRIBUTION AGREEMENT

                  This Agreement is made as of May __, 1997, between LEVCO Series Trust, a Delaware business trust (the "Trust"), and LEVCO Securities, Inc., a Delaware corporation (the "Distributor").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and has established one, and may establish several additional, separate series of shares (each, a "Series"), with each Series having its own assets and investment policies, the initial Series being LEVCO Equity Value Fund;

         WHEREAS, the Series propose to issue and sell their shares of beneficial interest ("Shares") to separate accounts of life insurance companies (the "Participating Companies") and may in the future issue and sell to qualified pension and retirement plans (the "Qualified Plans"), and each Series currently issues two classes of Shares designated as Class A and Class B Shares; and


         WHEREAS, the Trust desires to retain the Distributor to furnish distribution services to each Series listed in Schedule A attached hereto, and to such other Series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement, and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Distributor is willing to furnish such services;


         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

                  1. The Trust hereby appoints the Distributor, as agent, to sell Shares to separate accounts of the Participating Companies and to the Qualified Plans as may be permitted by law, and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust.

                  2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value thereof, as described in
Section 3 hereof (the "NAV"), and (ii) the Series shall receive 100% of such NAV.

                     (b) The Shares will be sold in accordance with sales agreements between the Trustand the Participating Companies.

                  3. The Trust agrees to supply to the Distributor, promptly after the time or times at which the NAV is determined, on each day on which the New York Stock Exchange is open for business and on such other days as the Board of Trustees of the Trust (the "Trustees") may from time to time determine (each such day being hereinafter called a "business day"), a

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statement of the NAV of each Series having been determined in the manner set forth in the then-current Prospectus and Statement of Additional Information (the "SAI") of such Series. Each determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus of the relevant Series and shall prevail until the time as of which the next determination is made.

                  4. Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, if it elects to accept such order, as promptly as practicable, cause the Shares purchased by such order to be delivered in such amounts and in such names as the Distributor shall specify, against payment therefor in such manner as may be acceptable to the Trust. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

                  5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Series, to provide only such information and to make only such statements or representations as are contained in the Series' then-current Prospectus and SAI or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Series shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

                     (b) Each Series shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell the Shares of such Series and to perform its duties under this Agreement.

                  6. Any of the outstanding Shares may be tendered for redemption at any time, and the Trust agrees to redeem Shares so tendered in accordance with their terms and the procedures and requirements set forth in the Prospectus and the SAI. The price to be paid upon redemption of Shares shall be equal to the NAV per Share of such Series next determined after proper tender and acceptance.

                  7. The Distributor shall not be paid any compensation by the Trust pursuant to this Agreement. However, the Trust may, with respect to Class B shares, pay such compensation and make other payments to the Distributor as may be permitted by a separate Plan of Distribution adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan"). The Distributor may pay such concessions or reallowances as the Distributor, in its discretion, may from time to time determine. The Trust and the Distributor agree, however, that no concessions or reallowances shall be paid except in compliance with applicable laws and regulations, including the rules of the National Association of Securities Dealers, Inc.

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                  8.  (a)  Except as provided in this Agreement and in
accordance with the Rule 12b-1 Plan, the Distributor shall pay all its own costs and expenses incurred in connection with the sale of Shares.

                      (b) The Trust shall bear all of its costs and expenses, including fees and disbursements of its counsel and auditors, in connection with: (i) the preparation and filing of its Registration Statement on Form N-1A ("Registration Statement"), the Prospectus and the SAI, and supplements to the foregoing; and (ii) the expense of preparing, printing, mailing and otherwise distributing Prospectuses and SAIs (including supplements), annual and interim reports and proxy materials for use by shareholders.

                      (c) The Trust shall bear the cost and expenses of qualification of Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in all relevant states of the United States or other jurisdictions, and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification.

                  9. Each Series shall maintain a currently effective Registration Statement with respect to such Series and shall file with the Securities and Exchange Commission (the "SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act, or the rules and regulations of the SEC thereunder.

                  10. (a) This Agreement shall become effective on the date hereof and remain in effect for an initial term of two years from the date hereof and from year to year thereafter; provided, that such continuance shall
                                         --------
be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Series, and, in either case, by a majority of the Trustees who are not interested persons of the Trust or the Distributor (the "Disinterested Trustees"), which vote must be cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be amended as to any Series with the approval of the Trustees or of a majority of the outstanding voting securities of such Series; provided, that in either case,
                                              --------
such amendment also shall be approved by a majority of the Disinterested
Trustees.

                      (b) The Trust may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Distributor. This Agreement shall immediately terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the SEC. The Distributor may terminate this Agreement without payment of any penalty on sixty days' written notice to the Trust.

                      (c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "interested persons", "assignment" and "vote of a majority of the outstanding voting securities", as used in this Agreement, shall have the meanings assigned to

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them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Trust and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 10(c). Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

                      No term or provision of this Agreement shall be construed to require the Distributor to provide distribution services to any series of the Trust other than the Series, or to require any Series to pay any compensation or expenses that are properly allocable to a series of the Trust other than such Series, as determined by the Trustees.

                      (d) This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

                  11. (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement, the Prospectus or the SAI, or any annual or interim report to shareholders, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its shareholders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to

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participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and the expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Shares.

                      (b) The Distributor shall indemnify and hold harmless the Trust and each of its trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement, the Prospectus or the SAI, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 11.

                  12. The Amended and Restated Declaration of Trust states and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Trust as individuals, and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders or partners of the Trust individually, but are binding only upon the assets and property of the Trust.

                  13. Any notice under this Agreement shall be given to the other party at the principal office of such party (or such other address as a party may hereafter specify that notices hereunder be sent).

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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be duly executed by their fully authorized officers and under their respective seals.

                                       LEVCO SERIES TRUST

                                       By: __________________________________

                                       Title:  ______________________________


                                       LEVCO SECURITIES, INC.


                                       By:  _________________________________

                                       Title:  ______________________________

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                             DISTRIBUTION AGREEMENT

                         SCHEDULE A AS AMENDED ___, 2001

         As of December __, 2001, the Series of LEVCO Series Trust subject to the Distribution Agreement dated May 22, 1997, are as follows:

LEVCO Equity Value Fund

Van Eck.Levin Mid Cap Value Fund

                                          LEVCO SERIES TRUST

                                          By:  _________________________________

                                          Title:  ______________________________


                                          LEVCO SECURITIES, INC.

                                          By:  _________________________________

                                          Title:  ______________________________